Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form SB-2 of Bio-One Corporation of our report, dated February 17, 2004 relating to the consolidated financial statements of Bio-One Corporation and subsidiaries, as of and for the year ended December 31, 2003 which report appears in the December 31, 2003 Annual Report on Form 10-KSB of Bio-One Corporation.



/s/ Tschopp, Whitcomb & Orr, P.A.


Maitland, Florida
April 13, 2004